UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2021, Nkarta, Inc. (the “Company”) entered into a “triple net” lease between the Company and HCP BTC, LLC (“Landlord”), pursuant to which the Company will lease an existing office building, comprising approximately 88,106 square feet of rentable space, located in South San Francisco, California (the “premises”).  The premises may be used for general office, research and development, manufacturing, engineering, laboratory, storage and/or warehouses uses, and lawful uses ancillary thereto. The term of the Lease will commence on the earlier to occur of (i) the date the Company first commences to conduct business on the premises, and (ii) the date that is eight (8) months after the “possession date” (as defined in the Lease) (such date, the “Lease Commencement Date”), and will continue for approximately twelve (12) years. The Company also has one (1) option to extend the term of the Lease for an additional period of approximately twelve (12) years.

The Company will become responsible for paying rent under the Lease on the Lease Commencement Date. The Company’s monthly installment of base rent for the new premises will start at approximately $563,878 commencing on the Lease Commencement Date and will increase on an annual basis up to a maximum monthly base rent of approximately $823,245. In addition to base rent, the Company is responsible for payment of “direct expenses” (as defined in the Lease), which include operating, insurance and tax expenses consistent with a “triple net” lease.

The Lease also provides for a tenant improvement allowance of up to approximately $25.2 million for tenant improvements and certain infrastructure upgrades in connection with the initial buildout of the premises, approximately $4.4 million of which, if utilized, would need to be repaid by the Company over the Lease term subject to the terms and conditions set forth in the Lease.

The foregoing description of the terms of the Lease is subject in its entirety to the terms of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 14, 2021, the Company issued a press release announcing its entry into the Lease as disclosed above under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release is included as Exhibit 99.1 to this report. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lease, dated July 9, 2021, by and between HCP BTC, LLC and Nkarta, Inc.
99.1 104	Press Release issued on July 14, 2021 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: July 14, 2021	By:	/s/ Nadir Mahmood
Nadir Mahmood
Chief Financial and Business Officer

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